UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

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CAREVIEW COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54090	95-4659068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 State Highway 121, Suite B-240, Lewisville, TX 75067

 (Address of principal executive offices and Zip Code)

(972) 943-6050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On March 21, 2014, CareView Communications, Inc. (the "Company") became aware that FINRA had placed an "E" on its trading symbol to indicate that the Company's Form 10-K for the year ended December 31, 2013 had not been filed as of March 17, 2014, the filing deadline for accelerated filers. The Company became an accelerated filer upon the filing of its Form 10-K for the year ended December 31, 2011 which was filed with the Securities and Exchange Commission ("Commission") on March 15, 2012, and it continued filing its periodic reports according to the accelerated filer deadlines through its Form 10-Q for the quarter ended September 30, 2013 which was filed with the Commission on November 8, 2013.

For the year ended December 31, 2013, the Company was no longer considered an accelerated filer as its aggregated worldwide market value of its common stock held by non-affiliates fell below the required threshold. As the Company meets the requirements to be considered a smaller reporting company, the deadline for the filing of its Form 10-K for the year ended December 31, 2013 is March 31, 2014.

The Company intends to file its Form 10-K for the year ended December 31, 2013 on or before the filing deadline of March 31, 2014.

Although the Company has no legal requirement to file notice of its change to smaller reporting company status, the Company is filing this Current Report on Form 8-K (the "Current Report") at the direction of FINRA so that FINRA may remove the "E" from its trading symbol. This Current Report is also being filed to inform the Company's shareholders and the OTC Market on which its common stock is traded, that it was, in fact, not delinquent in filing its Form 10-K for the year ended December 31, 2013 timely.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2014	CAREVIEW COMMUNICATIONS, INC.

	By:	/s/ Steven G. Johnson
	Name:	Steven G. Johnson
	Title:	Chief Executive Officer